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[DECHERT LETTERHEAD]


EXHIBIT (i)(3)                                       FORM OF LEGAL OPINION


December ___, 2001


The MainStay Funds
51 Madison Avenue
New York, NY 10010

Re:   The MainStay Funds

Dear Ladies and Gentlemen:

This opinion is given in connection with the filing by The MainStay Funds, a Massachusetts business trust (the "Trust"), of a post-effective amendment to the Trust's Registration Statement on Form N-1A ("Registration Statement") under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended, relating to the offer and sale of an indefinite amount of shares of beneficial interest of MainStay U.S. Large Cap Equity Fund, a series of the Trust (the "Fund"). The shares of beneficial interest of the Fund are hereinafter referred to as "Shares."

We have examined such records, certificates, documents and statutes that we have deemed relevant to enable us to give this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us, and the correctness of all statements of fact contained in those documents.

Based on such examination, we are of the opinion that the Shares to be offered for sale by the Trust pursuant to the Registration Statement have been duly authorized and, when issued, sold and paid for in the manner contemplated by the Registration Statement and in accordance with the requirements of applicable federal and state law, will be legally issued, fully paid and non assessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

This letter expresses our opinion as to the Massachusetts business trust law governing matters such as the authorization and issuance of the Shares, but does not extend to the securities or "Blue Sky" laws of the Commonwealth of Massachusetts or to federal securities or other laws.



LAW OFFICES OF DECHERT PRICE & RHOADS
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We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement filed with the Commission in connection with the continuous offering of the Shares, as indicated above, and to references to our firm, as counsel to Trust, in the Fund's Prospectus and Statement of Additional Information to be dated as of the effective date of the Registration Statement and in any revised or amended versions thereof, until such time as we revoke such consent. In giving such consent we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  Very truly yours,










LAW OFFICES OF DECHERT PRICE & RHOADS
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